Exhibit 99.1

PennantPark Investment Corporation Enters Into $300 Million Five-Year Credit Facility

New York, NY - June 25, 2007 - PennantPark Investment Corporation ("PennantPark") (NASDAQ: PNNT) announced today that it has entered into a five-year, $300 million secured multi-currency revolving credit facility (the "Facility") with certain lenders. SunTrust Robinson Humphrey acted as joint lead arranger and book-runner, and Bear Stearns acted as joint lead arranger and syndication agent of the Facility. SunTrust Bank acted as the administrative agent for each of the lenders. The Facility will be used to supplement PennantPark's equity capital to make additional portfolio investments.

"We are pleased to have closed on a credit facility of this size and duration. This long term credit facility nicely complements our permanent equity capital base. We now have the added flexibility and capital to expand our investment portfolio on a cost effective basis. We believe that future borrowings under this credit facility will be accretive to our earnings and improve yields for our shareholders," said Chairman and Chief Executive Officer, Arthur H. Penn.

About PennantPark Investment Corporation

PennantPark Investment Corporation is a business development company which principally invests in private U.S. middle-market companies in the form of senior secured loans, mezzanine loans and equity. From time to time, the Company may also invest in public companies. PennantPark Investment Corporation is managed by PennantPark Investment Advisers, LLC.

Forward-Looking Statements

This press release may contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts included in this press release are forward-looking statements and are not guarantees of future performance or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in filings with the Securities and Exchange Commission. The Company undertakes no duty to update any forward-looking statements made herein. All forward-looking statements speak only as of the date of this press release.

Contact:

Aviv Efrat

PennantPark Investment Corporation

(212) 307-3280

Or visit us at: www.pennantpark.com